UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 31, 2007
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                            NEW FRONTIER ENERGY, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)



        Colorado                        0-50472                 84-1530098
        --------                        -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 730-9994
             ------------------------------------------------------
               Registrant's telephone number, including area code:

                                 Not Applicable.
                                 ---------------
                         (Former name or former address,
                         if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, Item 2.01. Completion of Acquisition or Disposition of Assets, and Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,

     On December 26, 2007, New Frontier Energy, Inc. (the "Corporation") entered into a Partnership Interest Purchase Agreement with Natural Resource Group Gathering, LLC ("NRGG") to acquire NRGG's general partnership interest (the "General Partnership Interest") in Slater Dome Gathering, LLLP ("SDG") effective as of January 1, 2007. In connection with the purchase of the General Partnership Interest, the Corporation was appointed the general partner of SDG. SDG's principal asset is an 18-mile gathering line used to collect gas from the Slater Dome Field and transport it to the Questar transmission line in Baggs, Wyoming. The General Partnership Interest is equal to 25% of the Percentage Interests (as defined in SDG's Limited Partnership Agreement) in SDG.

     The purchase price for the General Partnership Interest is $1,075,000 (the "Purchase Price"), which will be paid $268,750 in cash and the issuance by the Corporation of a promissory note in the principal amount of $806,250 (the "Note"). The Note bears interest at a rate of 2.5% per annum, is payable in quarterly principal and interest installments of $204,721.73 beginning March 31, 2008 and is due on December 31, 2008 (the "Maturity Date"). The Corporation may prepay the Note at any time without penalty, and at the option of the Corporation, the quarterly payments may be deferred until the Maturity Date.

     As a result of the purchase of the General Partnership Interest, the Corporation owns 100% of the general partnership interests in SDG and 82.76% of the Class A limited partnership interests in SDG. The General Partnership Interest entitles the Corporation to 10% of SDG's cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 25% of cash distributions thereafter. As a result of the Corporation's ownership of the General Partnership Interest and 82.76% of the Class A limited partnership interests, pursuant to SDG's Partnership Agreement, the Corporation will receive in the aggregate 84.487% of SDG's cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 87.07% of cash distributions thereafter. A copy of SDG's Partnership Agreement was filed with the Securities and Exchange Commission by the Corporation on a Current Report on Form 8-K on May 20, 2005 and is incorporated herein by this reference.

     The Purchase Price was based on a valuation analysis of the gas gathering line by an independent consulting firm, Vanderpool Pipeline Engineers, Inc., that provides engineering project management, due diligence and expert witness services to the oil and gas pipeline industry.


     Paul Laird, the Corporation's President, Chief Executive Officer and a member of the board of directors is a manager of and owns 50% of the membership interests of NRGG.

Item 9.01 Financial Statements and Exhibits.

     The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-B.

      Exhibit No.        Description
      -----------        -----------
          10.1           Partnership Interest Purchase Agreement
          10.2           Note

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  December 31, 2007            NEW FRONTIER ENERGY, INC.

                                    By:  /s/ Les Bates
                                         -------------------------------
                                         Treasurer, Chief Accounting and
                                         Financial Officer, Secretary and
                                         Director